From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (investment community)
414-221-2592
colleen.henderson@wecenergygroup.com

July 27, 2016

WEC Energy Group posts second-quarter results

MILWAUKEE - WEC Energy Group Inc. (NYSE: WEC) recorded net income based on generally accepted accounting principles (GAAP) of $181.4 million, or 57 cents per share, for the second quarter of 2016 compared with $80.9 million, or 35 cents per share, for the second quarter of 2015. WEC Energy Group was formed on June 29, 2015 when Wisconsin Energy completed the acquisition of Integrys.

WEC Energy Group's earnings per share for the second quarter, excluding acquisition costs, decreased by 1 cent per share, from 58 cents in the second quarter of 2015 to 57 cents in the second quarter of 2016.

“Our focus on customer service, operating efficiency and financial discipline contributed to results that place us on track for the year,” said Allen Leverett, chief executive officer.

Consolidated revenue for the second quarter of 2016 totaled $1.6 billion, compared to $990 million in the second quarter of 2015. The increase was driven by the addition of $620 million of revenue from Integrys.

At the end of June, WEC Energy Group's utilities were serving approximately 38,000 more customers than the same time a year ago. Wisconsin utilities added about 9,000 more electric customers and nearly 14,000 more natural gas customers in the past year. The company's natural gas utilities in Illinois, Michigan, and Minnesota added nearly 15,000 customers compared to a year ago.

Retail sales of electricity for Wisconsin Electric Power Company and Wisconsin Public Service Corporation - excluding the iron ore mines in Michigan’s Upper Peninsula - increased by 3.0 percent from last year's second quarter. Residential use of electricity was up by 7.7 percent. Consumption of electricity by small commercial and industrial customers increased by 2.2 percent.

Electricity use by large commercial and industrial customers - excluding the iron ore mines - increased by 0.3 percent.

On a weather-normal basis, retail sales of electricity - excluding the iron ore mines - were up by 1.0 percent, compared to the second quarter of 2015.

	Net income
	(millions)
	2016 Q2	2015 Q2
Legacy Wisconsin Energy (Including acquisition costs)	$142.7	$81.9
Interest on acquisition financing	($4.8)	($1.0)
Integrys	$43.5	—
WEC Energy Group GAAP	$181.4	$80.9
Acquisition costs	—	$52.9
WEC Energy Group adjusted net income*	$181.4	$133.8

Interest on acquisition financing for 2015		$1.0
WEC Energy Group adjusted net income reported Q2 2015		$134.8

	Earnings per share
	2016 Q2	2015 Q2
WEC Energy Group GAAP	$0.57	$0.35
Acquisition costs	—	$0.23
WEC Energy Group adjusted EPS*	$0.57	$0.58

Interest on acquisition financing & additional shares June 2015		$0.01
WEC Energy Group adjusted EPS reported Q2 2015		$0.59

Diluted average shares outstanding (millions)	317.0	229.1

*For purposes of comparing 2016 and 2015 second quarter earnings, the calculation of adjusted EPS for the second quarter of 2015 now includes all interest related to the acquisition financing and all shares issued in conjunction with the acquisition.

For the first six months of 2016, WEC Energy Group recorded net income based on GAAP of $527.6 million, or $1.66 per share, compared to $276.7 million, or $1.21 per share, for the first six months of 2015.

WEC Energy Group's earnings per share for the first six months, excluding acquisition costs, increased by 18 cents per share, from $1.48 for the first six months of 2015 to $1.66 for the first six months of 2016. Year to date results in 2016 include the positive impact from the Integrys acquisition.

	Net income
	(millions)
	2016 YTD	2015 YTD
Legacy Wisconsin Energy (Including acquisition costs)	$335.5	$277.7
Interest on acquisition financing	($9.6)	($1.0)
Integrys	$201.7	—
WEC Energy Group GAAP	$527.6	$276.7
Acquisition costs	—	$61.2
WEC Energy Group adjusted net income*	$527.6	$337.9

Interest on acquisition financing for 2015		$1.0
WEC Energy Group adjusted net income reported YTD 2015		$338.9

	Earnings per share
	2016 YTD	2015 YTD
WEC Energy Group GAAP	$1.66	$1.21
Acquisition costs	—	$0.27
WEC Energy Group adjusted EPS*	$1.66	$1.48

Interest on acquisition financing & additional shares June 2015		$0.01
WEC Energy Group adjusted EPS reported YTD 2015		$1.49

Diluted average shares outstanding (millions)	317.0	228.2

*For purposes of comparing 2016 and 2015 YTD earnings, the calculation of adjusted EPS for 2015 YTD includes all interest related to the acquisition financing and all shares issued in conjunction with the acquisition.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1:30 p.m. Central time on Wednesday, July 27. The presentation will review 2016 second-quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 42963664.

Access also may be gained through the company's website (wecenergygroup.com). Select ‘Second Quarter Earnings Release and Conference Call’ and then select ‘Webcast’. In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its second-quarter performance. The materials will be available at 6:30 a.m. Central time on Wednesday, July 27.

Replay

A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Aug. 9, 2016. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 42963664.

Non-GAAP earnings measures

We have provided adjusted earnings (non-GAAP earnings) in this press release as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP. The excluded items are not indicative of the company's operating performance. Therefore, we believe that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.4 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, and Minnesota Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com), a component of the S&P 500, has approximately $29 billion of assets, 8,500 employees and 55,000 stockholders of record.

Forward-looking statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results.  In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to successfully integrate the operations of the Integrys companies; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry consolidation; continued adoption of distributed generation by the company’s customers; energy conservation efforts; cyber-security threats; construction risks; equity and bond market fluctuations; the impact of any legislative and regulatory changes, including changes to environmental standards; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of the American Transmission Company; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" contained in the company’s Form 10-K for the year ended Dec. 31, 2015 and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.
Tables follow

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions, except per share amounts)	2016	2015	2016	2015
Operating revenues	$1,602.0	$991.2	$3,796.8	$2,379.1

Operating expenses
Cost of sales	508.3	353.0	1,347.2	966.9
Other operation and maintenance	522.0	337.0	1,053.5	617.7
Depreciation and amortization	190.0	103.5	377.9	206.1
Property and revenue taxes	49.6	31.9	96.8	63.8
Total operating expenses	1,269.9	825.4	2,875.4	1,854.5

Operating income	332.1	165.8	921.4	524.6

Equity in earnings of transmission affiliate	30.9	14.3	69.4	30.4
Other income, net	32.4	26.1	65.1	29.1
Interest expense	100.1	61.8	201.0	121.2
Other expense	(36.8)	(21.4)	(66.5)	(61.7)

Income before income taxes	295.3	144.4	854.9	462.9
Income tax expense	113.6	63.2	326.7	185.6
Net income	181.7	81.2	528.2	277.3

Preferred stock dividends of subsidiary	0.3	0.3	0.6	0.6
Net income attributed to common shareholders	$181.4	$80.9	$527.6	$276.7

Earnings per share
Basic	$0.57	$0.36	$1.67	$1.22
Diluted	$0.57	$0.35	$1.66	$1.21

Weighted average common shares outstanding
Basic	315.6	227.5	315.6	226.5
Diluted	317.0	229.1	317.0	228.2

Dividends per share of common stock	$0.4950	$0.8629	$0.9900	$1.2854

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	June 30, 2016	December 31, 2015
Assets
Property, plant, and equipment
In service	$26,690.7	$26,249.5
Accumulated depreciation	(8,049.1)	(7,919.1)
	18,641.6	18,330.4
Construction work in progress	723.7	822.9
Leased facilities, net	33.6	36.4
Net property, plant, and equipment	19,398.9	19,189.7
Investments
Equity investment in transmission affiliate	1,425.0	1,380.9
Other	88.0	85.8
Total investments	1,513.0	1,466.7
Current assets
Cash and cash equivalents	32.1	49.8
Accounts receivable and unbilled revenues, net of reserves of $109.4 and $113.3, respectively	914.9	1,028.6
Materials, supplies, and inventories	494.5	687.0
Assets held for sale	—	96.8
Prepayments	235.3	285.8
Other	89.1	58.8
Total current assets	1,765.9	2,206.8
Deferred charges and other assets
Regulatory assets	3,031.4	3,064.6
Goodwill	3,046.2	3,023.5
Other	419.9	403.9
Total deferred charges and other assets	6,497.5	6,492.0
Total assets	$29,175.3	$29,355.2

Capitalization and liabilities
Capitalization
Common stock - $.01 par value; 325,000,000 shares authorized; 315,619,968 and 315,683,496 shares outstanding, respectively	$3.2	$3.2
Additional paid in capital	4,310.9	4,347.2
Retained earnings	4,515.0	4,299.8
Accumulated other comprehensive income	4.4	4.6
Preferred stock of subsidiary	30.4	30.4
Long-term debt	8,902.1	9,124.1
Total capitalization	17,766.0	17,809.3
Current liabilities
Current portion of long-term debt	95.8	157.7
Short-term debt	927.8	1,095.0
Accounts payable	620.5	815.4
Accrued payroll and benefits	134.5	169.7
Other	358.5	471.2
Total current liabilities	2,137.1	2,709.0
Deferred credits and other liabilities
Regulatory liabilities	1,469.7	1,392.2
Deferred income taxes	4,938.3	4,622.3
Deferred revenue, net	572.3	579.4
Pension and OPEB obligations	541.9	543.1
Environmental remediation	617.9	628.2
Other	1,132.1	1,071.7
Total deferred credits and other liabilities	9,272.2	8,836.9

Commitments and contingencies

Total capitalization and liabilities	$29,175.3	$29,355.2

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Six Months Ended
	June 30
(in millions)	2016	2015
Operating Activities
Net income	$528.2	$277.3
Reconciliation to cash provided by operating activities
Depreciation and amortization	386.0	215.1
Deferred income taxes and investment tax credits, net	307.1	121.7
Contributions and payments related to pension and OPEB plans	(19.5)	(106.1)
Equity income in transmission affiliate, net of distributions	(22.7)	(9.2)
Change in –
Accounts receivable and unbilled revenues	130.1	134.5
Materials, supplies, and inventories	193.5	72.2
Other current assets	66.7	16.7
Accounts payable	(112.4)	27.4
Accrued taxes, net	(51.3)	10.5
Other current liabilities	(87.7)	(1.2)
Other, net	(93.9)	(42.4)
Net cash provided by operating activities	1,224.1	716.5

Investing Activities
Capital expenditures	(618.7)	(368.0)
Business acquisition, net of cash acquired of $156.3	—	(1,329.4)
Investment in transmission affiliate	(12.1)	(2.6)
Proceeds from the sale of assets and businesses	161.0	21.2
Withdrawal of restricted cash from Rabbi trust for qualifying payments	22.5	—
Other, net	(1.8)	(0.4)
Net cash used in investing activities	(449.1)	(1,679.2)

Financing Activities
Exercise of stock options	35.0	12.2
Purchase of common stock	(94.2)	(32.0)
Dividends paid on common stock	(312.4)	(190.5)
Issuance of long-term debt	—	1,450.0
Retirement of long-term debt	(241.8)	(11.6)
Change in short-term debt	(167.2)	(105.7)
Other, net	(12.1)	(7.2)
Net cash (used in) provided by financing activities	(792.7)	1,115.2

Net change in cash and cash equivalents	(17.7)	152.5
Cash and cash equivalents at beginning of period	49.8	61.9
Cash and cash equivalents at end of period	$32.1	$214.4